Exhibit 99.1

Hoku Corporation Reports Management Change

HONOLULU, HI, November 16, 2010 – Hoku Corporation (NASDAQ: HOKU), a solar energy products and services company, today announced that Karl “Kaleo” Taft has resigned as Hoku’s Chief Technology Officer, effective November 30, 2010.

Mr. Taft, together with Dustin Shindo, founded Hoku in 2001 as a fuel cell technology development company in Honolulu, Hawaii.  As Chief Technology Officer, Mr. Taft led a team of research scientists to successfully develop Hoku Membrane® and Hoku MEA®, the core technologies behind Hoku’s proprietary fuel cell products. Mr. Taft’s inventions led to 11 U.S. and international fuel cell technology patents. In his capacity as CTO, Mr. Taft was instrumental in managing Hoku’s technology development relationships with Sanyo Electric Company and Nissan Motor Company in Japan, and Hoku’s fuel cell integration and testing relationship with the United States Navy.

Mr. Taft was a key member of the board of directors and management team that led Hoku’s successful 2005 initial public offering on the Nasdaq Global Market.  In 2006, when Hoku announced its plans to diversify into the solar integration and polysilicon businesses, Mr. Taft led the effort to identify and secure the polysilicon production technology solutions, and managed the engineering, procurement, and construction of Hoku’s polysilicon project in Pocatello, Idaho.

As of September 30, 2010, Hoku had invested $366 million in the development of its polysilicon plant.  Under Mr. Taft’s leadership, Hoku’s polysilicon business increased its headcount from two to 75, and in April 2010, Mr. Taft led the team that successfully completed Hoku’s polysilicon production pilot run.

Karl Stahlkopf, the longest serving director on Hoku’s board, recognized Mr. Taft’s contributions, saying, “Kaleo possesses that rarest of combinations in an entrepreneur – he is both a superb technician and engineer, and a charismatic natural leader with the grit and will to succeed against all odds. Without his vision, his innovative problem solving abilities, and his peerless technical expertise, there would be no Hoku today. Kaleo has my earnest admiration for his accomplishments at Hoku, and my warmest wishes for continued success in the future.”

Commenting on his resignation from Hoku, Mr. Taft said, “After ten years of dedication and service to Hoku, I am extremely proud and gratified by what we have accomplished as a Company. I have absolute confidence in Scott Paul, Mike Zhang, and the rest of the team that will lead Hoku going forward, and I look forward to the Company’s many future successes. On a personal note, having returned to Hawaii after three years in Pocatello, I am looking forward to spending more time with my family, even as I consider new career challenges and opportunities.”

Scott Paul, Hoku’s president and CEO, said, “Kaleo and I have worked closely together for more than seven years. He is someone I would always want on my team, and I sincerely regret his departure. Kaleo has my deepest appreciation for his tireless efforts; I know he will be successful in whatever venture he pursues next.”

About Hoku Corporation

Hoku Corporation (NASDAQ: HOKU) is a diversified clean energy products and services company with two business units: Hoku Materials and Hoku Solar. Hoku Materials plans to manufacture, market and sell polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and provides related services. For more information, visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Corporation logo are trademarks of Hoku Corporation, and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

©Copyright 2010, Hoku Corporation, all rights reserved.

Contacts for Hoku Corporation:

Hoku Corporation
Tel: 808-682-7800
Email: ir@hokucorp.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s future growth and successes.  These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the risks, uncertainties and other factors disclosed in the Company’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission, as applicable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.